                                                                   Exhibit 10.27

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                SUPPLY AGREEMENT


This Supply Agreement (the "AGREEMENT") is entered into by and between:

NXSTAGE MEDICAL, INC., a company organized and existing under the laws of Delaware, and having offices at 439 S. Union Street, 5th Floor, Lawrence, MA 01843 (together with its Affiliates (as defined below), hereafter referred to as "NXSTAGE")

and

MEMBRANA GMBH, a company organized and existing under the laws of Germany having offices at Ohder Str. 28, D-42289 Wuppertal, Germany (together with its Affiliates, hereinafter referred to as "MEMBRANA")

WHEREAS, NxStage is engaged, inter alia, in the manufacture and sale of products that deliver therapeutic renal care solutions including filters containing membranes ("dialyzers");

WHEREAS, Membrana is engaged in the manufacture and sale of membranes for various applications including without limitation, synthetic membranes for hemodialysis;

WHEREAS, NxStage and Membrana are parties to that certain Supply Agreement with an effective date of October 1, 2004 (the "OLD CONTRACT");

WHEREAS, Membrana and NxStage wish to replace the Old Contract in its entirety with this Agreement;

WHEREAS, Membrana and NxStage wish to enter into this Agreement for the supply of the hemodialysis membranes listed on Annex 1 (hereinafter referred to as the "MEMBRANES"). Other types of membranes may be added to this list by the mutual agreement of the parties;


NOW, THEREFORE, the parties agree as follows:


ARTICLE 1: SCOPE OF AGREEMENT

This Agreement replaces in its entirety the Old Contract and shall govern all orders for Membranes provided to Membrana by NxStage from January 1, 2007 (the "EFFECTIVE DATE") through December 31, 2016 (the "EXPIRATION DATE") unless sooner terminated pursuant to this Agreement. Section 8.1 of the Old Contract shall be superseded by Article 9 of this Agreement and Confidential Information covered by such Section 8.1 shall be covered by Article 9 of this Agreement. Purchases made prior to the Effective Date shall continue to be governed by the Old Contract. Except as set forth in this Article 1, the Old Contract is superseded in its entirety by this Agreement.

ARTICLE 2: SPECIFICATIONS

Membranes will be manufactured according to the specifications set forth in Annex 2 (the "SPECIFICATIONS"). NxStage shall have the right to periodically make changes to the Specifications and/or add additional Specifications, subject to the prior written consent of Membrana, which shall not be unreasonably withheld. Changes in Specifications initiated by NxStage may result in changes to pricing. NxStage shall consider in good faith all changes to the Specifications proposed by Membrana, but shall not be required to accept such proposed changes if (i) products containing membranes meeting the existing Specifications are being sold by Membrana to third parties who are not being required to move to new specifications, (ii) such proposed changes reduce, in any way, the performance or manufacturability of the Membranes being supplied to NxStage hereunder, as determined in the sole and reasonable discretion of NxStage, or (iii) such proposed changes increase, in any way, the prices paid by NxStage for Membranes hereunder. Further, even if none of the conditions set forth in subsections (i), (ii) and (iii) occur, NxStage shall not be required to accept such proposed changes until it has obtained all regulatory approvals required to market products containing such modified Membranes in the territories in which NxStage's products are then marketed. NxStage agrees that it shall seek to obtain promptly any such required regulatory approvals. In the event NxStage elects to purchase a new membrane type from Membrana, a signed supplement will be added to this Agreement before the first shipment of such membranes, detailing the pricing and membrane specifications, which shall be agreed to in good faith by the parties hereto. Without limiting any of the foregoing, Membrana shall make available to NxStage all high-flux membranes for use in renal replacement or fluid overload therapies manufactured by Membrana during the term of this Agreement, including without limitation membranes developed after the Effective Date hereof, but excluding any such membranes co-developed with a third party, except upon the written consent of such third party, which Membrana shall use commercially reasonable efforts to obtain. In the event NxStage elects to purchase a new membrane type from Membrana, a signed supplement will be added to this Agreement before the first shipment of such membranes, detailing the pricing and membrane specifications, which shall be agreed to in good faith by the parties hereto. In determining the pricing for any new membrane types, Membrana agrees to provide NxStage with competitive pricing. All other terms of the Agreement will remain unchanged. If NxStage declines to purchase a new membrane type introduced to it by Membrana, Membrana shall be free to enter into an exclusive sales arrangement with a third party for that membrane type.

ARTICLE 3: EXCLUSIVITY AND PRODUCT ORDERING

NxStage agrees to purchase from Membrana under this Agreement 100% of its requirements for blood contacting membranes used in dialyzers used with the NxStage System One or successor NxStage products. NxStage further agrees that Membrana shall have the right of first refusal with respect to the supply of membranes for other products used with the NxStage System One or successor products. In the event Membrana supplies such membranes, a separate agreement will be entered into by the parties to govern such sales.

3.1 NxStage shall submit purchase orders for Membranes at least [**] weeks prior to the desired shipment date. Membrana shall accept within [**] days of receipt of the applicable purchase order through a written order confirmation, and timely supply all purchase orders that are consistent with NxStage's then-current accepted Forecast (as defined in Section 6.3 below) and are in compliance with this Agreement.

3.2 Without limiting any other rights of NxStage hereunder, if Membrana cannot meet NxStage's volume requirements for any reason, other than due to a Force Majeure Event or due to breach of this Agreement by NxStage, and NxStage has placed valid purchase orders for such Membranes, Membrana will reserve production capacity for NxStage according to the ratio between [**].

3.3 Membrana shall use commercially reasonable efforts to accept and timely supply all orders in excess of NxStage's forecasted amount for the period or requesting delivery in less than [**] weeks from the order date, and shall notify NxStage in writing if Membrana anticipates that it will not be able to satisfy such orders by the delivery dates indicated.

3.4 NxStage shall duly examine all deliveries of Membrane bundles received for any apparent defects. Deviations with regard to the color shade of the Membranes shall not be deemed to be defects unless they lead to any deterioration in the quality or marketability (from NxStage's customers' perspectives) of the products made therefrom. NxStage shall notify Membrana of any defects discovered in writing within [**] months after the respective installment of Membranes has been received; provided that in the case of hidden defects, notice of defects shall be given by NxStage immediately after discovery, but no later than [**] years after the date of delivery of the Membranes (the "Membrane Expiration Date"). In its notice, NxStage shall specify the quantity found defective, the corresponding invoice, packing units, fabrication numbers and production days of the Membrane bundles in question. NxStage makes no representation that it will inspect all Membranes delivered. Membrana understands that it is fully responsible for ensuring that its Membranes meet the Specifications. NxStage agrees that Membrana shall not be responsible for defects to Membranes caused directly by NxStage's (i) manufacturing processes; (ii) storage of Membranes in unsuitable conditions; or (iii) negligence or willful misconduct. Any claims by NxStage relating to defects in the Membranes not made within the timeframes described in this
       Section 3.4 shall be deemed waived provided, however, that any obligation of Membrana to provide indemnity under Section 10 shall apply to claims brought after the Membrane Expiration Date for incidents that occur prior to the Membrane Expiration Date where such claims are brought prior to the expiration of the applicable statute of limitations period or other applicable claim period contractually agreed between NxStage and the party bringing the claim, whichever occurs first.

3.5 For all timely claims, Membrana shall reimburse NxStage for the cost of [**] and shall replace all out--of-Specification Membranes not yet incorporated into finished product if requested by NxStage in lieu of a refund for such Membranes pursuant to Article 8. In addition, regardless of whether the limits described in Article 8 are met by payments made pursuant to the immediately preceding sentence, Membrana shall reimburse NxStage for all recall expenses incurred by NxStage pursuant to a recall under the supervision of a government agency, whether voluntary or involuntary, and relating to products incorporating out-of-Specification Membranes to the extent that such Membranes are the direct cause of the recall, up to [**] for the out-of-Specification Membranes.

ARTICLE 4: PRICES/PAYMENT

4.1 The parties agree to pricing as described in the sections that follow and agree that allowable adjustments to price will include: NxStage annual chronic Therapy Average Sales Price ("TASP", as such term is hereafter defined), actual annual fiber volume purchased, and Euro to US dollar exchange rates. Beginning in 2007 and annually thereafter, NxStage will provide a forecast of the volume of Membranes that it will purchase for the next calendar year by [**] and a forecast of the expected TASP for the next calendar year (an "Annual Forecast"). For convenience of invoicing and payments over 2008 and subsequent years, NxStage and Membrana will use the Annual Forecasts to mutually agree on an appropriate calculated invoice price for the next calendar year, using the pricing matrix below and the procedures detailed in this Article 4. The parties acknowledge that at the end of each year the invoiced price for Membranes shall be reconciled based on actual Membrane volumes purchased and actual TASP. Appropriate adjusting payments will be made between the parties, no later than March 1st following the end of the preceding calendar year, to reconcile the actual net price paid, per
       Section 4.4.3 below. For purposes hereof, "TASP" shall mean the average monthly total sales price paid by NxStage chronic customers prescribing monthly treatment with the NxStage System One, or its successor products.

4.2 The pricing for all Membranes ordered and received at NxStage during the period August 10, 2006 through December 31, 2006, and for the first shipment received in January, 2007, shall be [**] Euros per km. This price represents an equal split of the savings due to new Membrane pricing vs. applicable pricing from the Old Contract, retroactive to August 10, 2006.

4.3 For the calendar year 2007, the pricing shall be according to Figure 1 below. This pricing matrix assumes a TASP of $[**] per patient per month and a baseline exchange rate as of the Effective Date of the contract of [**] US Dollars to 1 Euro for the same period.

Figure 1. Pricing for Calendar Year 2007

--------------------------------------------------------------------------------
   A. Annual      B. % of TASP for      C. Minimum Price       D. Base Euro
    Volume,        all Membranes            (Euro/km)         Price per km at
   ([**] Km)          purchased                                 TASP of [**]
                                                                 (US$/month)
--------------------------------------------------------------------------------
      [**]              [**]                  [**]                   [**]
--------------------------------------------------------------------------------
      [**]              [**]                  [**]                   [**]
--------------------------------------------------------------------------------
      [**]              [**]                  [**]                   [**]
--------------------------------------------------------------------------------

       Note: The exchange rate of [**] US Dollars to 1.00 Euro is only used as the basis for establishing the percentages and prices listed in the table. This exchange rate is used to determine the applicable Base Euro pricing for each year and shall not be modified over the Term of this Agreement. Price adjustments for fluctuations in actual exchange rates will be handled as set forth in section 4.5 below.

       Note: All calculations taking place under this Section 4 will be carried out to 4 decimal places.

4.4 Pursuant to the Annual Forecasts and for calendar years beginning in 2008, the parties shall create a new price matrix substantially equivalent to Figure 2 below. The price matrix shall be completed during the month of December of the prior year (beginning in December 2007) and shall incorporate the forecasted TASP for the forthcoming year in its derivation. The Base Euro Price (column D.) shall be calculated for each year using the % of TASP (Column B) provided that the price is not less than the "Minimum Price" (Column C). The values in Figure 2 assume a monthly therapy consisting of [**] treatments per month and [**] km of Membranes per treatment. As set forth in Section 4.4.3 below, changes to either of these baseline assumptions will require changes to Figure 2 and a formal amendment to this agreement. See Example A below for the completion of Column D for each year.

Figure 2.  Pricing for Calendar Years 2008 and Beyond

--------------------------------------------------------------------------------
  A. Annual      B. % of TASP for      C. Minimum Price       D. Base Euro
   Volume,        all Membranes            (Euro/km)        Price per km at
  ([**] Km)         purchased                               treatment fee of
                                                             TBD (US$/month)
--------------------------------------------------------------------------------
    [**]               [**]                  [**]
--------------------------------------------------------------------------------
    [**]               [**]                  [**]
--------------------------------------------------------------------------------
    [**]               [**]                  [**]
--------------------------------------------------------------------------------

       4.4.1 Once Figure 2 has been completed for the specific calendar year, i.e. once Column D. has been derived, the forecasted fiber volume shall be used to derive the invoice price for the forthcoming year using linear interpolation [**]. The invoice price shall be the same for all Membranes shipped in a calendar year. See Example D below for the specifics of linear interpolation.

Example A -- Calculation of Base Euro Price (Column D)
If the forecasted and agreed TASP is $[**], then the Base Euro Price is calculated as follows:

Therapy definition: [**] treatments per month x [**] km per treatment = [**] km per month

$[**]/US$[**]/Euro = Euro [**]

Euro [**] x % of TASP (as set based on Annual Volumes) / [**] km per month = Base Euro Price

Annual Volume:    TASP              % of TASP     Therapy       Base Euro Price
-------------------------------------------------------------------------------
[**] Km           Euro [**]    x    [**]%  /      [**] km/month =     [**]
    ------------------     ---------    -----------------------------
[**] Km           Euro [**]    x    [**]%  /      [**] km/month =     [**]
    -------------------    ---------    ------------------------------
[**] Km           Euro [**]    x    [**]%  /      [**] km/month =     [**]
    -------------------    ---------    ------------------------------



-----------------------------------------------------------------------------
  A. Annual      B. % of TASP for       C. Minimum Price     D. Base Euro
   Volume,         all Membranes           (Euro/km)        Price per km at
  ([**] Km)          purchased                               TASP of [**]
                                                              (US$/month)
-----------------------------------------------------------------------------
    [**]                   [**]                   [**]               [**]
-----------------------------------------------------------------------------
    [**]                   [**]                   [**]               [**]
-----------------------------------------------------------------------------
    [**]                   [**]                   [**]               [**]
-----------------------------------------------------------------------------


Example B -- Calculation of Base Euro Price (Scenario 1) for Example Year (Column D)
If the forecasted and agreed TASP is $[**], then the Base Euro Price is calculated as follows:

Therapy definition: [**] treatments per month x [**] km per treatment = [**] km per month

$[**]/US$[**]/Euro = Euro[**]

Euro[**] x % of TASP/[**] km per month = Base Euro Price

Annual Volume:          TASP e          % of TASP      Therapy   Base Euro Price
--------------------------------------------------------------------------------
[**]           Euro [**]     x   [**]%  /        [**] km/month = [**]
    ----------------    ---------    ----------------------------
[**]           Euro [**]     x   [**]%  /        [**] km/month = [**]
    ----------------    ---------    ----------------------------
[**]           Euro [**]     x   [**]%  /        [**] km/month = [**]
    ----------------    ---------    ----------------------------

Example B -- Continued -- Calculation of Base Euro Price for Example Year


-------------------------------------------------------------------------------
  A. Annual      B. % of TASP for       C. Minimum Price     D. Base Euro
   Volume,         all Membranes           (Euro/km)         Price per km at
  ([**] Km)          purchased                              treatment fee of
                                                            [**] (US$/month)
-------------------------------------------------------------------------------
     [**]                    [**]                   [**]                  [**]
-------------------------------------------------------------------------------
     [**]                    [**]                   [**]                  [**]
-------------------------------------------------------------------------------
     [**]                    [**]                   [**]                  [**]
-------------------------------------------------------------------------------


Example C -- Calculation of Base Euro Price (Scenario 2) for Example Year (Column D)
If the forecasted and agreed TASP is $[**], then the Base Euro Price is calculated as follows:

Therapy definition: [**] treatments per month X [**] km per treatment = [**] km per month

$[**]/US$[**]/Euro = Euro[**]

Euro[**] * % of TASP/[**] km per month = Base Euro Price

Annual Volume:       TASP            % of TASP       Therapy     Base Euro Price
--------------------------------------------------------------------------------
[**]            Euro [**]   x    [**]% /        [**] km/month =  [**]
---------------------    --------    -----------     ------------
[**]            Euro [**]   x    [**]% /        [**] km/month =  [**]
    -----------------    --------    -----------     ------------
[**]            Euro [**]   x    [**]% /        [**] km/month =  [**]
    -----------------    --------    -----------     ------------

HOWEVER, THE MINIMUM PRICE (COLUMN C) WILL BE APPLIED AS DEFINED BY SECTION 4.4


-----------------------------------------------------------------------------
  A. Annual      B. % of TASP for       C. Minimum Price     D. Base Euro
   Volume,        all Membranes           (Euro/km)         Price per km at
  ([**] Km)         purchased                               treatment fee of
                                                            [**] (US$/month)
-----------------------------------------------------------------------------
     [**]                    [**]                   [**]                [**]
-----------------------------------------------------------------------------
     [**]                    [**]                   [**]                [**]
-----------------------------------------------------------------------------
     [**]                    [**]                   [**]                [**]
-----------------------------------------------------------------------------


         4.4.2 At the end of each year (beginning on December 31, 2007), the parties will determine the difference between the invoice price used for the then ending calendar year and the correct invoice price for such year based on actual volumes purchased and the actual TASP recorded for the year, applying the same price to all Membranes shipped during the calendar year. Such interpolation using the actual volumes purchased must be applied to the pricing matrix for the just-completed year, using the actual TASP and volumes to establish the fixed price to be paid for that year. See Example D below for the specifics of linear interpolation.

Example D -- Linear Interpolation

Referring to pricing table for 2007; if actual volume is [**] km then the interpolated actual price would be:

[**]

The difference between the invoice price applied during the calendar year and the actual price will be rebated to the appropriate party by March 1 of each year.

         4.4.3 From time to time new bundle configurations (km/tx) and/or treatment protocols based on less than [**] treatments per month may be introduced. Once such alternative treatment protocols reach [**]% or more of NxStage's total chronic treatment sales, the parties shall agree upon the calculations to be used in these situations it being understood that these situations will be handled in an analogous fashion to the calculations stated in this Section 4.1 to arrive at appropriate base prices.

4.5 QUARTERLY EXCHANGE RATE ADJUSTMENT

All prices in this Agreement are in Euro unless otherwise stated. Foreign exchange risk shall not affect the net invoice prices set forth in this Article 4 so long as the exchange rate between the US dollar and the Euro remains within the range of 1 Euro to US$ [**] to US$ [**]. Exchange rate exposure sharing will be calculated and applied quarterly using the average of published U.S. Federal Reserve Board monthly figures (month 1 + month 2 + month 3)/3) for the calendar quarter. The monthly exchange rate figure is currently accessible at http://www.federalreserve.gov/releases/g5/, however if not available at that address, the monthly exchange rate may be obtained directly from the U.S. Federal Reserve Board. If the exchange rate goes outside the range of 1 Euro to US$ [**] to US$ [**], then Membrana and NxStage will [**] the amount by which the average published exchange rate differs from US$1.29 per Euro. Notwithstanding the published exchange rate, for purposes of calculating the risk sharing amount under this Article 4.3, the exchange rate value to be used by the parties shall never be lower than US$ [**] to 1.00 Euro nor higher than US$[**] to 1.00 Euro. For illustration purposes only, examples are set forth below:

All adjusting payments to be made under this article 4.5 shall be made to the receiving party in Euro and shall be converted to Euro at the quarterly average exchange rate as defined here where necessary.

Example E -- Quarterly Exchange Rate Adjustment -- Scenario 1

Given an invoice price of Euro [**] for the calendar year (based upon [**] km annual volume and linearly interpolated as in Example D) and a quarterly average exchange rate of US$ [**] per Euro, then the currency risk sharing adjustment will be as follows:

Risk-Shared Currency Exchange Rate:

($1.29 + $[**]  = [**] $/ Euro

Actual NxStage Price Paid in US$

Euro [**]/ Km x $[**] = $[**] / km

Currency-Adjusted NxStage Price in $US

Euro [**] / km x $[**] = $[**] / km

Net adjusting payment due to NxStage = $[**] - $[**] = $[**] / km

Net adjusting payment due to NxStage in Euros = $[**]) = [**] Euros / km


Example F -- Quarterly Exchange Rate Adjustment -- Scenario 2

Given an invoice price of Euro [**] for the calendar year (based upon [**] km annual volume) and a quarterly average exchange rate of US$ [**] per Euro, then the currency risk sharing adjustment will be as follows:

Risk-Shared Currency Exchange Rate:

($1.29 + $[**] = [**] $/Euro

However, the agreed exchange rate limit for risk sharing is $[**] to the Euro, therefore the risk-shared exchange rate will be calculated as follows:

($1.29 + $[**]= [**] $/Euro

Actual NxStage Price Paid in US$

Euro [**] / Km  x $[**] = $[**] / km

Currency-Adjusted NxStage Price in $US

Euro [**] / km x $[**] = $[**] / km

Net adjusting payment due to Membrana = $[**] - $[**] = $[**] / km

Net adjusting payment due to Membrana in Euros = $[**] = [**] Euros / km

Example G -- Quarterly Exchange Rate Adjustment -- Scenario 3

Given an invoice price of Euro [**] for the calendar year (based upon [**] km annual volume) and a quarterly average exchange rate of US$ [**] per Euro, then the currency risk sharing adjustment will be as follows:

Risk-Shared Currency Exchange Rate:

 ($1.29 + $[**] = [**] $/Euro

However, the agreed exchange rate limit for risk sharing is $[**] to the Euro, therefore the risk-shared exchange rate will be calculated as follows:

($1.29 + $[**] = [**] $/Euro

Actual NxStage Price Paid in US$

Euro [**]/Km  x $[**] = $[**] / km

The calculated Currency-Adjusted NxStage Price in $US

Euro [**] / km x $[**] = $[**] / km

The calculated Net adjusting payment due to NxStage = $[**] - $[**] = $[**] / km

However, the Minimum Price from column C of Figure 1, linearly interpolated to an annual volume of [**] km will apply in this case.

The Currency-Adjusted NxStage Price in $US

Euro [**] x $[**] = $[**] / km

Net Adjusting payment due to NxStage = $[**] = $[**] / km

4.6 If NxStage fails to purchase a minimum of [**] km of Membranes in a calendar year (the "BASE AMOUNT"), Membrana may terminate this Agreement upon 45 days' written notice, provided that NxStage shall have the opportunity to purchase the shortfall amount, by submitting a purchase order for such volume during this 45 day period. In the event of a Change of Control of NxStage (as defined below), the Base Amount for the successor or acquirer shall be the higher of (i) the Base Amount stated above, or (ii) [**] percent ([**]%) of the amount of the highest past volume of Membranes purchased by NxStage in any calendar year of this Agreement, which shall be annualized from the intervening months in the event that a Change of Control happens prior to the conclusion of the first calendar year (the "New Base Amount"). In addition to Membrana's other available remedies, if the successor or acquirer of NxStage fails to purchase the New Base Amount, the successor or acquirer will be required to purchase the shortfall amount by submitting a purchase order for such volume within 45 days of the end of the calendar year in which the New Base Amount was not achieved. Notwithstanding the foregoing, the successor or acquirer of NxStage will not be held liable for market forces or other factors outside of its control that drive its requirements below the New Base Amount. In such an event Membrana and the successor or acquirer of NxStage will agree upon an appropriate volume for the New Base Amount in good faith.

4.7 If Membrana's actual direct material and utilities cost to manufacture Membranes increases Membrana's cost to manufacture Membranes for NxStage by more than [**]% after the Effective Date, then Membrana may, no more than [**] per annum, and no more than [**] times over the term of this Agreement, propose to raise the Membrane prices by the amount necessary to reflect only such direct material or utilities costs increases subject to section 13.1 below. The parties will discuss and agree to price increases in good faith.

4.8 Payments for all Membranes shall be due and payable by NxStage within [**] days from the date of shipment of the Membranes. Membrana shall have the option to change the payment terms if, in Membrana's reasonable discretion, NxStage experiences a material adverse change in creditworthiness such as a decline in credit rating applied by a third-party rating agency or repeatedly making late payments for product.

4.9 Time is of the essence with regard to payments for Membranes. Late payments shall bear interest at the lower of [**]% per month or the maximum amount allowable under applicable law. In addition, late payments on undisputed invoices that carry over the end of a calendar quarter shall automatically incur a special administrative charge of [**]% of the past due balance of such late payments.

4.10 From time to time, the parties shall work together on agreed upon joint projects to identify and implement cost saving measures related to logistics. Any savings that are realized through these joint efforts shall be shared fairly between the parties based upon each party's contribution to the project irrespective of whether the implementation occurs at Membrana or NxStage's facilities.

ARTICLE 5: CAPACITY INSTALLATION

If, during the term of this Agreement, Membrana's capacity becomes insufficient to meet NxStage's Membrane requirements, Membrana will consider adding additional capacity and NxStage shall in good faith consider assisting Membrana in obtaining the capital necessary to fund such additional capacity. Any capital assistance provided by NxStage shall be returned to NxStage through price decreases or such other terms agreed upon by the parties prior to NxStage providing capital assistance. NxStage shall also consider agreeing to guaranteed minimum volumes to assist Membrana in obtaining the capital necessary to fund increased capacity. All additional capacity funded with NxStage assistance shall be dedicated to supplying NxStage requirements on a first priority basis until the capital assistance is repaid. Nothing herein shall limit Membrana's obligation to supply Membranes to NxStage hereunder consistent with NxStage's then-current forecasted requirements pursuant to Section 6.3.

ARTICLE 6: CONDITIONS

6.1 The resale of Membrane bundles in the form purchased by NxStage under this Agreement shall require Membrana's prior written consent.

6.2    Delivery of Membranes shall be free carrier (as defined in Incoterms
       2000) at Membrana's facility in Wuppertal, Germany. As soon as the Membranes leave Membrana's facility or are made available to NxStage for shipping, all transport risks shall pass to NxStage. A delivery period or a delivery date shall be deemed to have been adhered to if the goods have left Membrana's facility in Wuppertal, Germany by the expiry of the delivery period. Without limiting its obligations to fulfill all accepted purchase orders, Membrana shall be entitled to effect partial deliveries and to invoice for each such partial delivery, as far as a partial delivery is tolerable for NxStage. Membrana may deliver against any accepted purchase order up to [**]% more or less than the quantity ordered. The quantity actually delivered will be invoiced. Notwithstanding the foregoing, the parties agree that the preceding sentence shall not impact any of the percentages set forth in Sections
       6.5 and 6.6 hereof, and that in determining the percentages set forth in Sections 6.5 and 6.6 hereof, the parties shall calculate quantities of Membranes actually delivered compared to quantities ordered under NxStage accepted purchase orders.

6.3 Each month, NxStage shall provide Membrana with a rolling [**] month forecast (the "Forecast") with the first [**] months being a binding order. If Membrana produces Membranes in reliance on any of these binding portions of a forecast, NxStage agrees it will purchase those quantities of Membranes within [**] months of the date of the relevant forecast. Notwithstanding the foregoing, NxStage intends that the other [**] months of the forecast shall be nonbinding and that such months shall only be used by Membrana for planning purposes.

6.4 Shipment dates confirmed by Membrana are the dates ex warehouse Wuppertal, Germany.

6.5 Notwithstanding the foregoing, in the event that more than [**]% of NxStage's accepted purchase orders over any [**]-month period are not shipped within [**] days of the agreed upon shipment date, NxStage shall have the right to source the unavailable quantities from a third party and such volumes shall count towards the Base Amount and the volumes necessary to achieve certain pricing under Article 4.1, without penalty; provided that, in the case of a Force Majeure Event, such volumes shall not count towards the volumes necessary to achieve certain pricing under
       Article 4.1. If the cost of obtaining Membranes from another source is higher than the Membrane prices set forth herein, other than in the case of a Force Majeure Event, Membrana shall reimburse NxStage for the difference between the [**] and the [**] paid by NxStage hereunder; provided that Membrana shall have the [**], on behalf of NxStage, and to [**], upon the prior written consent of NxStage, which shall not be unreasonably withheld. Membrana understands that, in such event, time will be of the essence, and that Membrana must [**] thereof in order to preserve its rights of [**] under this Section 6.5. Once Membrana is able to supply the shortfall amount, and to meet 100% of NxStage's then-forecasted requirements, on a go-forward basis, NxStage shall resume purchasing 100% of its requirements from Membrana, except to the extent NxStage is then contractually prohibited from so doing by any third party from whom Membranes were purchased pursuant to the terms hereof.

6.6 In the event that (i) more than [**]% of NxStage's accepted purchase orders over any [**] month period (which months need not be consecutive) in the same [**] month period are not shipped within [**] days of the agreed upon shipment date, other than due to a Force Majeure Event, or
       (ii) more than [**]% of NxStage's accepted purchase orders over any (A) [**] consecutive months over the term of this Agreement, or (B) [**] month period, which months need not be consecutive, over the term of this Agreement, are not shipped within [**] days of the agreed upon ship date, other than due to a Force Majeure Event, or (iii) more than [**]% of NxStage's accepted purchase orders over any consecutive [**] month period over the term of this Agreement are not shipped within [**] days of the agreed upon ship date, due to a Force Majeure Event, then, in each case, the Base Amount requirements of Section 4.6 and the exclusivity requirements of Section 3 shall be terminated, and NxStage shall be free to obtain Membranes from another source thereafter (hereinafter collectively referred to, in each case, as an "Exclusivity Termination Event"), without liability. Following a Change of Control of Membrana (as defined below), in addition to the foregoing terms, the successor or acquirer of Membrana shall also pay to

       NxStage, in any of the scenarios set forth in subsections (i) and (ii) above, damages equal to [**] the Membrane Price for that volume of Membranes equal to NxStage's forecasted requirements for the [**], on an annualized basis, for the period of [**]. Any payments required pursuant to the preceding sentence must be made within [**] days of the date on which such payment is triggered.

6.7 In addition to the agreed prices, NxStage must pay any applicable statutory value-added or turnover tax. All other fees and taxes relating to NxStage's purchase of Membranes hereunder, which fees and taxes which were not known at the time of purchase, shall be borne by NxStage. Retention of due payments or offsetting shall be possible only on the basis of claims by NxStage which have been the subject of non-appealable court decisions or that have been acknowledged and agreed to by Membrana in writing.

ARTICLE 7: QUALITY DATA & TECHNICAL & SCIENTIFIC SUPPORT, REGULATORY MATTERS

7.1 Membrana shall provide NxStage with each shipment of Membranes the 'QC Data List' and the 'Attachment to QC-Specification' as shown by example in Annex 3. This shall include, among other things, a certification that the Membranes meet the Specification, and that the Membranes have been manufactured in accordance with applicable laws and regulations.

7.2 Membrana shall provide reasonable assistance to NxStage in connection with all regulatory filings made by NxStage or its affiliates relating to products incorporating the Membranes supplied by Membrana. Membrana, however, shall not be liable for any damages resulting from the given technical advice or the provided assistance.

7.3 NxStage and its representatives and affiliates shall have the right upon a minimum of [**] days' prior written notice to Membrana, during regular business hours, to audit Membrana's facilities where the Membranes are manufactured, packaged and stored and to make any further examination reasonably necessary to ascertain compliance with the Membrane Specifications.

7.4 Membrana shall give NxStage prompt notice if Membrana becomes aware of any defect or condition which in any way alters the Membrane Specifications or the quality of any of the Membranes supplied.

7.5 Membrana shall trace and maintain records regarding the source and lot number of each Membrane shipment for a period of [**] years after shipment of the Membranes to which the records pertain. These records shall be delivered to NxStage upon NxStage's request or upon the termination of this Agreement.

7.6 Membrana shall promptly notify NxStage of the occurrence of any changes in regulatory status related to its production of Membranes and of the outcome of any regulatory inspections which suggest a material weakness or deficiency in the quality of Membrana's Membrane manufacturing processes, documentation or facilities.

ARTICLE 8: LIMITED WARRANTY, LIABILITY AND DEFECTIVE MEMBRANES

8.1    NxStage and Membrana each hereby represent and warrant as follows:

       8.1.1 It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the full corporate power and authority to enter into this Agreement and perform its agreements and covenants to be performed hereunder.

       8.1.2 The execution and delivery of this Agreement and its performance of the covenants and agreements hereunder have been duly authorized by all necessary corporate action and, when executed and delivered, shall be valid and binding upon it.

       8.1.3 Neither the execution and delivery of this Agreement nor the performance by it of the transactions contemplated herein will violate any provision of its certificate of incorporation or bylaws or any rule, law, regulation, judgment, decree or other order of any court, government, or governmental agency or instrumentality, or conflict with or result in any breach of any of the terms of, or the creation or imposition of any charge or encumbrance pursuant to, any contract or agreement to which it is a party or by which it, or any of its assets and properties are bound.

Membrana warrants that the Membranes shipped to NxStage pursuant to this Agreement shall meet the Specifications. EXCEPT AS SET FORTH IN THIS ARTICLE 8, MEMBRANA EXPRESSLY DISCLAIMS AND EXCLUDES ALL OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS SET FORTH IN ARTICLE 10 AND IN SECTION 3.5, IN THE EVENT OF ANY CLAIMED OR ACTUAL BREACH OF WARRANTY, NXSTAGE'S SOLE AND EXCLUSIVE REMEDY IS THE [**] OR [**]. EXCEPT AS SET FORTH IN ARTICLE 10, ARTICLE 6, OR, WITH RESPECT TO RECALL EXPENSES, SECTION 3.5, OR IN THE CASE OF WILFUL REFUSAL TO SUPPLY MEMBRANES WITHIN FORECAST ON A TIMELY BASIS (NOT DUE TO A FORCE MAJEURE EVENT), MEMBRANA'S TOTAL LIABILITY UNDER THIS AGREEMENT REGARDLESS OF THE NATURE OF THE CLAIM SHALL NOT EXCEED [**] TIMES THE INVOICE PRICE OF THE MEMBRANES THAT GAVE RISE TO THE CLAIM. EXCEPT AS SET FORTH IN ARTICLE 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, STATUTORY, PUNITIVE, EXEMPLARY OR OTHER INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROPERTY,

AND LOSS OF BUSINESS OR PROFITS OR OTHER ECONOMIC LOSSES, REGARDLESS OF THE NATURE OF THE CLAIM OR THEORY OF RECOVERY.

Membrana shall not be liable for minor violations of the Agreement which do not result in material harm to NxStage or physical injury to a person (it being specifically understood without limitation that the delivery of out-of-Specification Membranes shall constitute a major violation of the Agreement), unless such minor violations are the result of Membrana's or its agents' or affiliates' gross negligence or willful misconduct. Without limiting the terms of this Agreement, including without limitation Article 3, the parties agree to share adverse product yield impacts as measured by NxStage's Fiber leak rate in NxStage's filter manufacturing plant, as. follows: Membrana will credit NxStage [**] times the invoice price of Membrane bundles rejected over [**]% of Membrane bundles incorporated by NxStage in dialyzers in a calendar month if such fiber leaks are proven to be present in the Membranes as shipped by Membrana. NxStage will supply Membrana with regular leak rate updates and whenever a leak rate of over [**]% is reached. Membrana may request samples of defective bundles prior to payment of a leak rate claim to confirm the accuracy of the claim and to assist in investigations. Any payments to be made pursuant to the foregoing paragraph shall be calculated and made [**] at the end of each calendar [**]. For the avoidance of doubt, this Section is not intended to cover fiber leaks incorporated in finished goods dialyzers.

ARTICLE 9: CONFIDENTIALITY, INTELLECTUAL PROPERTY, INFRINGEMENT MATTERS

9.1 NxStage shall keep strictly confidential any information disclosed by Membrana during the term of this Agreement or that was disclosed under the Old Contract which is confidential by nature or expressly marked as confidential, and Membrana will keep strictly confidential all information disclosed by NxStage during the term of this Agreement or that was disclosed under the Old Contract which is confidential by nature or expressly marked as confidential. Without limiting the foregoing, Membrana shall treat NxStage purchase orders, forecasts, and complaint investigation information as strictly confidential, especially prices, quantities and Membrane Specifications. The Parties' obligations to keep information confidential shall survive for [**] years following the termination of this Agreement.

For purposes of this Agreement, confidential information shall not include:

         - Information, which was, or becomes, in the public domain through no fault or action of the non-disclosing party;

         - Information which was already known by the non-disclosing party, as shown by its written records;

         - Information which becomes known by the non-disclosing party from a third party not under an obligation of confidentiality to the disclosing party; or

         - Information which is independently developed by the non-disclosing party.

         The parties further agree that the terms of this Agreement shall be treated as confidential; provided that either party may disclose the terms hereof if required by law, including without limitation, pursuant to the requirements of United States Securities laws.

9.2 All ideas, developments and inventions which are made or conceived by Membrana jointly with representatives of NxStage during the term of this Agreement relating to dialysis equipment but excluding membranes shall be the sole and exclusive property of NxStage. All ideas, developments and inventions made or conceived by NxStage jointly with representatives of Membrana during the term of this Agreement relating to membranes including membrane manufacturing technology but excluding dialysis equipment shall be the sole and exclusive property of Membrana. In the event that a joint patent application is filed based on this Section 9.2, the parties will seek to negotiate in good faith an exclusive license agreement that will state which claims each party will have exclusive freedom to practice should the patent be granted; it being understood that such license shall contemplate that those claims relating to dialysis equipment shall be licensed exclusively to NxStage and those claims relating exclusively to membranes and membrane manufacturing technology shall be licensed exclusively to Membrana.

9.3 Membrana represents and warrants that, as of the Effective Date, it is not aware of any third party patent rights which are infringed by Membranes supplied to NxStage hereunder in the condition in which they are shipped to NxStage. In the event that such a right is asserted against either party, however, the respective party shall immediately inform the other party and both parties shall discuss subsequent actions.

         a) If after due evaluation Membrana or NxStage decides to reduce or stop the supply or use of Membranes in compliance with such assertion, then Membrana will buy back from NxStage up to [**] months of unused inventories of Membranes, as the case may be, at the same price as NxStage has paid for Membranes.

         b) If the parties agree to continue the supply and use of Membranes in spite of such an assertion, they shall jointly organize their defense and shall agree on a fair sharing of costs required for an appropriate defense.

9.4 NxStage represents and warrants that, as of the Effective Date, it is not aware of any third party patent rights which are infringed by the dialyzers with the incorporation of the Membranes supplied to NxStage. In the event that such a right is asserted against either party, however, the respective party shall immediately inform the other party and both parties shall discuss subsequent actions.

         a) If after due evaluation Membrana or NxStage decides to reduce or stop the supply or use of Membranes in compliance with such assertion, then NxStage will buy from Membrana up to [**] months of unused inventories of Membranes, as the case may be, at then-current pricing, to the extent quantities of inventory are consistent with any then-current forecasts.

         b) If the parties agree to continue the supply and use of Membranes in spite of such an assertion, they shall jointly organize their defense and shall agree on a fair sharing of costs required for an appropriate defense.

ARTICLE 10: INDEMNIFICATION

10.1 Each party ("the Indemnifying Party") agrees to indemnify and hold the other party (the other party and its affiliates and the officers, employees and directors of the other party and its affiliates, collectively hereinafter referred to as the "Indemnified Party") harmless from any and all third party claims, damages, costs and expenses that may be claimed or asserted against the Indemnified Party, arising out of the negligence of the Indemnifying Party in performing its obligations hereunder or the breach of the Indemnifying Party of any terms hereunder, or the supply of a defective product or component (including, in the case of NxStage, its dialyzers) by the Indemnifying Party. The obligation of the Indemnifying Party to indemnify the Indemnified Party pursuant to this Section shall be conditioned upon the Indemnified Party giving reasonably prompt notice of any such claim for indemnification to the Indemnifying Party, and giving the Indemnifying Party authority to conduct the defense of any action in its sole discretion including deciding on settlement of any action; provided, however, that the Indemnified Party may retain additional counsel at its own expense and participate in any such litigation.

10.2 In order to discharge the obligations set forth in Section 10.1, Membrana and NxStage each agree to obtain and keep in force during the term of this Agreement, product liability insurance with a limit of liability of not less than $5,000,000. The insurance policies evidencing such insurance shall be endorsed to name NxStage and Membrana, as the case may be, as an additional insured and provide that the insurer will endeavor to provide written notification to the other party by the insurer of not less than thirty (30) days prior to cancellation, expiration or material modification of such insurance. A certificate of insurance from Membrana's and NxStage's insurers evidencing compliance with the requirements of this Section shall be given to NxStage and Membrana, respectively, upon the execution of this Agreement.

ARTICLE 11: TRADEMARK LICENSE

       NxStage shall co-brand any products it sells containing Membrana's Membranes with Membrana's trademark(s) related to such Membranes. Product containing PUREMA(R) Membranes shall include the Purema(R) trademark on brochures and publications as set forth in the trademark license agreement attached hereto as Annex 4 (the "Trademark Agreement"). NxStage shall not be required to put the PUREMA mark on product labels where it is not reasonably practical to do so.


ARTICLE 12: APPLICABLE LAW AND JURISDICTION

12.1 This Agreement shall be governed and construed in accordance with the laws of the state of Delaware, USA. The United Nations Convention on Contracts for the International Sales of Goods and any related subsequent Conventions shall not apply to sales hereunder.

ARTICLE 13: MISCELLANEOUS PROVISIONS

13.1 NxStage shall have the right, at its option and expense, to have a third party audit Membrana's records regarding its increased costs pursuant to
       Section 4.7 above once a year. Membrana shall have the right, at its option and expense, to have a third party audit NxStage's records with respect to its Treatment Fees once a year. Third party auditors may only report whether the value of cost or fees declared by a party is correct or incorrect and, if incorrect, the amount of the difference. If an audit uncovers errors in the value of costs or fees claimed by either party, appropriate rebates or other payments will be made using the corrected values. Further, the party with the uncovered error, if such uncovered error exceeds $[**], shall bear the cost of the third party audit.

13.2   This Agreement constitutes the entire Agreement between the parties.

13.3 Amendments and/or supplements to this Agreement must be in writing signed by both parties.

13.4 If any of the provisions of this Agreement should be or become invalid, this shall in no way interfere with the validity of the other provisions. The parties to this Agreement shall then replace the invalid provision by a new provision which comes the closest possible to the spirit of the provision declared to be invalid. Neither party shall be entitled to any compensation in case that any of the provisions of this Agreement is or becomes invalid.

13.5 This Agreement is not assignable or transferable by either party except to its successor or the transferee of all or substantially all of said party's business and assets to which this Agreement relates, and shall be binding upon and inure to the benefit of the parties, their current and future Affiliates, and their successors and permitted assigns. "AFFILIATE" means any person or entity directly or indirectly controlling, controlled by or under common control with the party in question. Each party will cause its Affiliates, successors and assigns to abide by the terms and conditions of this Agreement. The parties specifically agree that if a majority of their ownership or dialysis assets or Membrane manufacturing capacity is acquired by any third party (a "Change of Control"), that such third party will be bound by this Agreement and shall be required to fulfill the obligations of its predecessor as though such third party was an original party hereto. Membrana agrees that the exclusivity obligations set forth herein shall only apply to a successor (or acquirer) of NxStage's business following a Change of Control with respect to Membranes used in dialyzers used with the NxStage System One, or a successor product, and not to any other dialyzers manufactured by such successor (or acquirer).

13.6 Except as otherwise set forth in this Agreement, if either party is in breach or violation of any term or condition contained in this Agreement other than breaches related to payments of invoices, the other party shall provide written notice of such alleged breach to the breaching party. The breaching party shall then have a reasonable time to cure such breach of no less than [**] days. If it does so in a timely manner, then such breach shall be of no further effect and the parties shall resume their performance of this Agreement. In the event the breach is not so timely cured, then the non-breaching party shall have the ability to terminate this Agreement upon 30 days prior written notice to the breaching party.

13.7 Neither party shall be liable to the other party for any actual or threatened Act of God, war, the public enemy, mobilization, riot, strike, lockout, drought, fire, flood, explosion, accident, shortage of raw materials, delays of carriers, embargoes, the acts or orders of governments or political subdivisions thereof, or any other contingency or cause beyond the reasonable control of the affected party, which prevents or materially hinders such party's performance under this Agreement (a "FORCE MAJEURE EVENT"). The party undergoing the Force Majeure Event will provide written notice to the other party of such event and shall also inform the other party in writing when the affected party is able to resume its performance under this Agreement.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument.


                            [signature page follows]

IN WITNESS WHEREOF, the undersigned parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date.


NXSTAGE MEDICAL, INC.                           MEMBRANA GMBH



By: /s/ Jeffrey H. Burbank                      By: /s/ Ulf Seidel
    -----------------------------------------       ----------------------------
    Name: Jeffrey H. Burbank                        Name: Ulf Seidel
    Title: President & Chief Executive Officer      Title: VP Sales & Marketing
    Date: 1/4/07                                    Date: 05-01-07
    Place: Lawrence, MA                             Place: Wuppertal, Germany


                                                By: /s/ Anthony W. Mancusi
                                                    ----------------------------
                                                    Name: Anthony W. Mancusi
                                                    Title: Key Account Manager
                                                    Date: 1/5/2007
                                                    Place: Charlotte, NC

                                     Annex 1
                                    Membranes


Membrana's PUREMA(R) membranes as specified on Annex 2.

                                     Annex 2
                                 Specifications
                                   (attached)


                                                                                        --------------------------
                                                                                        MEDICAL MEMBRANE
                                                                                        --------------------------

MEMBRANA                                                               DATA SHEET
UNDERLINING PERFORMANCE                                                PRELIMINARY

PUREMA(R)                                                              INTENDED USE:    HEMODIALYSIS

                                                                       SHEET NO.        084/0126/000      OF 06/06
CAPILLARY MEMBRANE                                                     SUPERSEDES       084/0126/000      OF 12/04
TYPE H


CHEMICAL COMPOSITION                                                                                   TEST REF.NO:
                 --------------------------------------------------------------------------------------------------
                 Polymer                                  Polyethersulfone
-------------------------------------------------------------------------------------------------------------------
PHYSICAL PROPERTIES
                 --------------------------------------------------------------------------------------------------
                 Wall thickness                           m               30      (mu)m                  701/017
                                                          d          +/-  5       (mu)m
                 --------------------------------------------------------------------------------------------------
                 Inner diameter                           m               200     (mu)m                  701/017
                                                          d          +/-  15      (mu)m
-------------------------------------------------------------------------------------------------------------------
MEMBRANE PERFORMANCE CHARACTERISTICS
                 --------------------------------------------------------------------------------------------------
                 [**]                                     [**]       [**]         [**]                   [**]
                 [**]
                 [**]
                 --------------------------------------------------------------------------------------------------
                 [**]                                                                                    [**]
                 [**]
                 [**]                                     [**]       [**]
                 [**]                                     [**]       [**]
-------------------------------------------------------------------------------------------------------------------
AVAILABLE MAKE-UP CONFIGURATIONS
                 --------------------------------------------------------------------------------------------------
                                                          Bundles (customer specified), with P.E.T.(R)
                 --------------------------------------------------------------------------------------------------


The information contained in this data sheet reflects the      m = mean value; d = deviation of the mean value;
company's knowledge and experience at the time of issue.       a)mmHg = 1.333 mber = 133.3 Pa
No guarantee can, however, be given as to its                  (R) = reg. trade mark
completeness. Neither must it be construed to embody any       P.E.T. = Performance Enhancing Technology
liability on the part of Membrana GmbH beyond the
company's "General Conditions of Sale".
For questions related to handling and manufacturing please     MEMBRANA GMBH
refer to our separate "Instructions for handling and           Oehder Strabe 28, D - 42289 Wuppertal, Germany
processing (PUREMA(R))".                                       Postal address: Postfach 20 01 51, D - 42201 Wuppertal
This product is delivered non-sterile.                         Phone  (+49) (202) 6099-1
                                                               Fax    (+49) (202) 60 70 296
                                                               www.membrane.com

                                                               A POLYPORE COMPANY


                                                                                        --------------------------
                                                                                        MEDICAL MEMBRANE
                                                                                        --------------------------

MEMBRANA                                                               DATA SHEET
UNDERLINING PERFORMANCE                                                PRELIMINARY

PUREMA(R)                                                              INTENDED USE:    HEMODIALYSIS

                                                                       SHEET NO.        084/0000/000      OF 12/04
CAPILLARY MEMBRANE                                                     SUPERSEDES       084/0000/000      OF 08/04
PRIMARY BUNDLES


------------------------------------------------------------------------------------------------------------------
BUNDLE DIMENSIONS                                                                                     TEST REF.NO:
                 ----------------------------------------- -------------------------------------------------------
                 Length                                    nominal value                                  [**]
                                                           [**]       [**]        mm
                 -------------------------------------------------------------------------------------------------
                 Diameter                                  nominal value                                  [**]
                                                           [**]       [**]        mm
                 -------------------------------------------------------------------------------------------------
                 Number of capillaries                     nominal value
                                                                                                          --------
                                                           [**]       [**]        mm
---------------------------------------------------------- ---------- --------------------------------------------









The information contained in this data sheet reflects the      d = deviation of the mean value;
company's knowledge and experience at the time of issue.       (R) = reg. trade mark
No guarantee can, however, be given as to its
completeness. Neither must it be construed to embody
any liability on the part of Membrana GmbH beyond
the company's "General Conditions of Sale".
This product is delivered non-sterile.                         MEMBRANA GMBH
                                                               Oehder Strabe 28, D - 42289 Wuppertal, Germany
                                                               Postal address: Postfach 20 01 51, D - 42201 Wuppertal
                                                               Phone  (+49) (202) 6099-1
                                                               Fax    (+49) (202) 60 70 296
                                                               www.membrane.com

                                                               A POLYPORE COMPANY

                                     Annex 3
                         QC Data and Data List Examples

MEMBRANA
UNDERLINING PERFORMANCE


PUREMA(R) QC DATA LIST

DATE              28.11.2006
DELIVERY TO       NxStage GmbH & Co. KG
CONFIRMATION      0000011354
WEIGHT SPEC.      0080015502
INVOICE-NO.       007463019


PUREMA(R) CAPILLARY MEMBRANE                 TYPE: PUREMA H             [**]
                                             FIBERS/BUNDLE      :  [**]
                                             LENGTH/FIBERS (MN) :  [**]
                                             FINAL LENGTH ACCORDING TO CUSTOMERS
                                             SEPARATE SPECIFICATION
CRATE-NO.: 131536/2006255059-2006260077

DATE     F-        JUL.           MEAN VALUE            SC         SC
TE       NO        DAY               UFR               CYTC       BSA

SEP
12.      2085      06-255           [**]               [**]       [**]
13.                06-256           [**]               [**]       [**]
14.                06-257           [**]               [**]       [**]
15.                06-258           [**]               [**]       [**]
16.                06-259           [**]               [**]       [**]

16.      2086      06-259           [**]               [**]       [**]
17.                06-260           [**]               [**]       [**]


QUALITY CONTROL MANAGEMENT

THIS QC DATA LIST HAS BEEN MADE BY ELECTRONIC DATA PROCESSING AND, THEREFORE, HAS NOT BEEN SIGNED.

THIS QC DATA LIST HAS BEEN PREPARED WITH CARE AND TO THE BEST KNOWLEDGE AS PART OF THE QUALITY ASSURANCE SYSTEM OF MEMBRANA GMBH. HOWEVER, IT DOES NOT RELIEVE OUR CUSTOMERS OF THEIR OBLIGATION TO INSPECT THE GOODS UPON RECEIPT OR ESTABLISH ANY WARRANTIES TO THIRD PARTIES TO WHOM IT MIGHT BE PASEED. NO ADDITIONAL WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, IS LINKED HERETO.

                                                       MEMBRANA GMBH

                                                       Oehder Strabe 28
                                                       D - 42289 Wuppertal
                                                       Germany
                                                       Fon +49 (0) 2 02 60 99-0
                                                       Fax +49 (0) 2 02 60 57 15

                                                       www.membrane.com

Registered office: Wuppertal, Registry: Wuppertal Reg. 8 No. 9318

MEMBRANA
UNDERLINING PERFORMANCE

ATTACHMENT QC-SPECIFICATION

DATE              28.11.2006
DELIVERY TO       NxStage GmbH & Co. KG
CONFIRMATION      0000011354
WEIGHT SPEC.      0080015502
INVOICE-NO.       007463019


PUREMA(R) CAPILLARY MEMBRANE        TYPE: PUREMA H             UFR APP. 37


ALMK/         PACK-           F-NO.      PROD.-       QTY         QTY OF        LENGTH      COMMER.
MATHR         NO.                        DATE         BUND.       FIBRES        IN MM       QTY./KM

04/131536     2006255059      2085       06255        [**]         [**]         [**]          [**]
                                         06256        [**]
              2006256060      2085       06256        [**]                                    [**]
              2006256061      2085       06256        [**]                                    [**]
              2006256062      2085       06256        [**]                                    [**]
              2006256063      2085       06256        [**]                                    [**]
                                         06257        [**]
              2006257064      2085       06257        [**]                                    [**]
              2006257063      2085       06257        [**]                                    [**]
              2006257066      2085       06257        [**]                                    [**]
                                         06258        [**]
              2006257067      2085       06257        [**]                                    [**]
              2006258068      2085       06258        [**]                                    [**]
              2006258069      2085       06258        [**]                                    [**]
              2006258070      2085       06258        [**]                                    [**]
              2006258071      2085       06258        [**]                                    [**]
                                         06259        [**]
              2006259072      2085       06259        [**]                                    [**]
              2006259073      2085       06259        [**]                                    [**]
              2006359074      2085       06259        [**]                                    [**]
              2006259075      2086       06259        [**]                                    [**]
                                         06260        [**]
              2006260076      2086       06260        [**]                                    [**]
              2006260077      2086       06260        [**]                                    [**]




QUALITY CONTROL MANAGEMENT                             MEMBRANA GMBH

                                                       Oehder Strabe 28
                                                       D - 42289 Wuppertal
                                                       Germany
                                                       Fon +49 (0) 2 02 60 99-0
                                                       Fax +49 (0) 2 02 60 57 15

                                                       www.membrane.com

Registered office: Wuppertal, Registry: Wuppertal Reg. 8 No. 9318

                                     Annex 4
                Standard Trademark License and Quality Agreement

                    NONEXCLUSIVE TRADEMARK LICENSE AGREEMENT



THIS AGREEMENT ("Agreement"), is made effective as of January 1, 2007, by and between Membrana GmbH, a corporation organized under the laws of Germany, whose principal place of business is located at Ohder Stra(beta)e 28, D-42289 Wuppertal, Germany (hereinafter referred to as "Licensor"), and NxStage Medical, Inc. a Delaware corporation whose principal place of business is located at 439 South Union Street, Lawrence, MA 01843 (hereinafter referred to as "Licensee").



WHEREAS, Licensor is the owner of the entire right, title and interest in and to the trademark "PUREMA" (hereinafter referred to as the "Trademark") for membranes, namely membranes for therapeutic purposes, and for modules equipped with the aforesaid membranes for use in medical apparatus especially dialysers, registered among others in International Class 10 among others in Germany (Reg. No. 30362253), in the United States of America (Serial No. 76/563234) and as International Registration (IR No. 844176). Licensor is producing and selling membranes made from synthetic polymer under said Trademark (hereinafter referred to as the "Goods");

AND WHEREAS Licensee sells dialyzers and is interested in using the Trademark for dialyzers containing the Goods (hereinafter referred to as the "Contract Products");

AND WHEREAS, Licensor and Licensee are parties to a Supply Agreement dated of even date herewith (hereinafter referred to as the "Supply Agreement").

NOW, THEREFORE, in consideration of the mutual covenants of the parties and the sum of One Dollar ($1) herewith paid by Licensee to Licensor, the receipt of which is hereby acknowledged by Licensor, the parties hereby agree as follows:

1. License. Licensor grants to Licensee a non-exclusive, non-royalty bearing right to use the Trademark under the common law and under the auspices and privileges provided by the registrations described above, covering the same during the term of this Agreement solely in connection with Contract Products. The License hereby granted by Licensor shall include the right of Licensee to use said Trademark on Contract Products as well as on the packaging for the Contract Products and promotional, sales and advertising literature in association with the Contract Products.

2. Trademark Usage: Licensee shall be obligated to affix or otherwise display the Trademark on the Contract Products, except where it is not reasonably practicable to do so, packaging for the Contract Products and on promotional, sales and advertising literature in association with the Contract Products in a form and manner in compliance with the standards and specifications as prescribed by Licensor (see Appendix 1). Notwithstanding the foregoing, Licensee shall not be obligated to affix or display the Trademark on such portions of the Contract Products where it does not place its own trademarks and where it is not reasonably practicable to do so. Licensee shall have no obligation to affix or otherwise display the Trademark on any finished Contract Products in inventory as of the Effective Date that do not already bear the Trademark, which shall be no more than six (6) months worth of inventory..

To the extent possible and reasonable from a technical and logistical standpoint, Licensee shall be obligated to attach a notice that the Trademark is registered to Licensor. . This notice shall be made through use of the symbol
(R) and a footnote explaining that the Trademark is registered trademark of Licensor.

3. Inspection. Licensee will permit duly authorized representatives of the Licensor to inspect Contract Products and related promotional materials of Licensee at Licensee's premises using the Trademark at all reasonable times, in a reasonable manner, and upon reasonable advance notice, for the sole purpose of and strictly limited to ascertaining or determining compliance with Paragraphs 1, 2 and 4 hereof.

4. Use of Trademark. Attached hereto as Exhibit A are representative samples of Product literature and promotional materials, including Licensor's Trademark. Licensee agrees that its use of the Trademark in future materials developed by Licensee shall be consistent with the appearance and placement of the Trademark in the materials attached hereto as Exhibit A. On June 1st of every year, Licensee shall provide Licensor with a copy of all product literature and promotional material bearing the Trademark. Licensor shall advise Licensee of any issues with the appearance and placement of the Trademark in the materials. If Licensor does not approve, Licensee shall work with Licensor to promptly address the issues and amend the materials so that they are mutually satisfactory. If June 1st does not fall on a business day, Licensee shall provide the materials on the first business day following June 1st.


5. Extent of License. The license granted in this Agreement shall be nonexclusive and may not be sublicensed or transferred by Licensee without Licensor's prior written consent, provided, however, that Licensee shall have the right to assign this Agreement without the consent of Licensor to its successor or the transferee of all or substantially all of its business and assets to which this Agreement relates, provided that this Agreement shall be binding upon any successor or permitted assign. Licensor shall have the right to use the Trademark and to license its use to any other designee. In the event of any pre-approved assignment, transfer, or sublicense, this Agreement, and the rights and obligations hereunder, shall be binding upon such assignee, transferee or sublicensee. Licensor hereby warrants and represents to Licensee that Licensor owns the entire right, title and interest in and to the Trademark, and that Licensor has the unrestricted right to grant the license and otherwise enter into this Agreement.

6. Third Party Infringement. In the event any third party violates Licensor's right, title or interest in the Trademark, Licensee shall reasonably cooperate with Licensor in Licensor's defense of its rights at Licensor's expense. Licensee shall notify Licensor of any violations of Licensor's right, title or interest in the Trademark of which Licensee is aware. Licensor has the exclusive right to prosecute and defend all suits or proceedings before governmental agencies which involve in any way validity of, title to, or infringement of the Trademark.

7. Termination.

      a. Except as otherwise provided herein, this Agreement shall remain in full force and effect. This Agreement will be terminated: (i) at the will of either party upon not less than six (6) months advance written notice to the other party; (ii) by Licensor upon written notice if Licensee makes any assignments of assets or business for the benefit of creditor, or a trustee or receiver is appointed to conduct its business or affairs, or it is adjudged in any legal proceeding to be either in voluntary or involuntary bankruptcy; or
(iii) immediately upon the expiration or termination of the Supply Agreement. In the event this Agreement is terminated by Licensor pursuant to this subparagraph
(a), Licensee shall be able to continue for six (6) months after the effective date to sell Contract Products then in its inventory (and related containers and packages in connection therewith) that contain the Trademark at the time of termination, provided, however, that in no event shall the Trademark be affixed on such inventory, containers or packages after the effective date of termination.

8. Ownership of Trademark. The Licensee and all parties to this Agreement acknowledge Licensor's exclusive right, title and interest in and to the Trademark and any registration that may issue thereon, and will not intentionally at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair part of such right, title and interest. In connection with the use of the Trademark, neither Licensee nor any other party hereto shall in any manner represent that he or it has any ownership in the Trademark or registrations thereof, and all parties acknowledge that use of the Trademark shall inure to the benefit of the Licensor. On termination of this Agreement in any manner provided herein, except as otherwise set forth in
Section 6 above, the Licensee will cease and desist from all use of the Trademark in any way and will deliver up to the Licensor, or its duly authorized representatives, all material and papers upon which the Trademark appears, and furthermore, Licensee will not at any time adopt or use without the Licensor's prior written consent, any word or mark which is likely to be similar to or confusing with the Trademark.

9. Notices. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown above, or at such other address as may be furnished in writing to the notifying party.

10. Waiver: Modification. No change or modification of this Agreement shall be valid or binding on the parties hereto, nor shall any waiver of any term or condition be deemed a waiver of any such term or condition in the future, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

11. Severability. In the event any provision or portion of this Agreement shall be declared invalid by any court of competent jurisdiction, said declaration shall have no effect upon the remaining provisions of this Agreement, all of which shall remain in full force and effect and shall constitute the complete understanding of the parties.

12. Limitation of Liability. In no event shall either party be liable to the other party under this Agreement for any consequential, incidental, punitive or other indirect damages except as set forth in Section 10 of the Supply Agreement.

13. Conflicts. In the event of a conflict between the terms of this Agreement and the Supply Agreement, the terms of the Supply Agreement shall govern.

14. Applicable Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.


NxStage Medical, Inc.

By: /s/ Jeffrey H. Burbank
    ------------------------------

Name:  Jeffrey H. Burbank
       ---------------------------

Title: President & CEO
       ---------------------------


Membrana GmbH

By: /s/ Ulf Seidel                           /s/ Stefan Breiter
    ------------------------------           ------------------------------

Name:  Dr. Ulf Seidel                        Dr. Stefan Breiter

Title: VP Sales and Marketing                Scientific Marketing Manager
       Medical Separations                   Medical Separations

APPENDIX 1.: Typeset of Licensed Trademark



The licensed Trademark "PUREMA" must appear as shown below and appear in the typical PUREMA-red. The logo must not appear in running texts. In running text, the Trademark is written in upper case in the same font as the text.



PUREMA(R)

colour:

CMYK:    100m 56y 18k

Pantone: 1945

HKS:     17

RAL:     3027

rgb:     175r 17g 54b

                                    EXHIBIT A

                          SAMPLE PROMOTIONAL MATERIALS